EXHIBIT 99.1

Orient Paper Schedules Conference Call to Discuss First-Quarter 2012 Results

BAODING, China, May 4, 2012 /PRNewswire-Asia/ -- Orient Paper, Inc. (Amex: ONP) ("Orient Paper" or the "Company"), a leading manufacturer and distributor of diversified paper products in northern China, announced today that the Company will host a conference call at 10:00 a.m. Eastern Time on Friday, May 11, 2012, to discuss the financial results for the first fiscal quarter ended March 31, 2012.

To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: +1 866 395 5819. International callers should dial +1 706 643 6986. The conference call ID number is 7732 5180.

If you are unable to participate in the call at this time, a replay will be available starting on Friday, May 11, 2012 at 12:00 noon Eastern Time, through Friday, May 25, 2012. To access the replay, dial +1 855 859 2056. International callers should dial +1 404 537 3406. The conference ID number is 7732 5180.

This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on http://www.orientpaperinc.com/. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a one year replay will be available shortly after the call by accessing the same link.

About Orient Paper, Inc.

Orient Paper, Inc., through its wholly owned subsidiary, Shengde Holdings, Inc., controls and operates Baoding Shengde Paper Co., Ltd. ("Baoding Shengde"), and Hebei Baoding Orient Paper Milling Co., Ltd ("HBOP"). Founded in 1996, HBOP is engaged in the production and distribution of products such as corrugating medium paper, offset printing paper, and other paper and packaging-related products in China. The Company uses recycled paper as its primary raw material. Baoding Shengde, founded in June 2009 located in Baoding, is engaged in the production and distribution of digital photo paper. As one of the largest paper producers in Hebei Province, China, HBOP is strategically located in Baoding, a city in close proximity to Beijing where the majority of publishing houses are based. Orient Paper is led by an experienced management team committed to diversifying the Company's product offering and delivering tailored services to its customers. For more information, please visit http://www.orientpaperinc.com.

CCG Investor Relations
Crocker Coulson, President
Tel: +1-646-213-1915
Email: crocker.coulson@ccgir.com

Orient Paper, Inc.
Winston Yen, Chief Financial Officer
Phone: +1-562-818-3817
Email: info@orientpaperinc.com